EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2007 relating to the consolidated financial statements, which appears in Zap and Its Subsidiaries’ Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/  Odenberg, Ullakko, Muranishi & Co. LLP

Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
April 10, 2007